SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 5, 2004



                                  SYMBIAT, INC.
               (Exact name of registrant as specified in charter)




        Delaware                     000-16172               23-2472952
(State or Other Jurisdiction  (Commission File Number)          (IRS
  of Employer Incorporation)                              Identification No.)


       4920 Avalon Ridge Parkway, Suite 600
               Norcross, Georgia                               30071
    (Address of Principal Executive Offices)                 (Zip Code)




        Registrant's telephone number including area code: (770) 638-6999


                                       N/A
          (Former name or former address, if changed since last report)

ITEM 5. Other Materially Important Events

     On March 5, 2004, Symbiat, Inc. (the "Company") issued a press release announcing its intention to file for bankruptcy protection under Chapter 7 of the United States Bankruptcy Code. A copy of the press release is attached as
Exhibit 99.1 and incorporated herein by reference.

     This press release and oral statements made from time to time by representatives of the Company may contain "forward-looking statements" concerning the Company's future expectations, financial and operating projections, plans, strategies and the trading market for its securities. Forward-looking statements made by the Company are based on a number of assumptions, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties, including those set forth in documents filed by the Company with the Securities and Exchange Commission, and any significant deviations from these assumptions could cause actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligations to revise or update such forward-looking statements to reflect current or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 7.  Financial Statements and Exhibits

(c) Exhibits 99.1. Press release dated as of March 5, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Symbiat, Inc.

                                                By:     /s/ Deborah E. Bailey
                                                        ------------------------
                                                        Deborah E. Bailey
                                                        Chief Executive Officer



Date: March 5, 2004